      As filed with the Securities and Exchange Commission on May 23, 2005
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                             ----------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                             ----------------------

                             VALUEVISION MEDIA, INC.
             (Exact name of Registrant as specified in its charter)

                MINNESOTA                                      41-1673770
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                      Identification No.)

           6740 SHADY OAK ROAD                                 55344-3433
         EDEN PRAIRIE, MINNESOTA                               (Zip Code)
 (Address of principal executive offices)

                 VALUEVISION MEDIA, INC. 2004 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                               WILLIAM J. LANSING
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (952) 943-6000
                             ----------------------

                                   Copies to:

       PETER J. EKBERG, ESQ.                          NATHAN E. FAGRE, ESQ.
        Faegre & Benson LLP            Senior Vice President, General Counsel and Secretary
      2200 Wells Fargo Center                        ValueVision Media, Inc.
 Minneapolis, Minnesota 55402-3901                     6740 Shady Oak Road
          (612) 766-7000                        Eden Prairie, Minnesota 55344-3433
                                                          (952) 943-6117

                                REGISTRATION FEE

====================================================================================================================
                                                                             Proposed     Proposed
                                                                              Maximum      Maximum
            Title of Each Class of Securities to                 Amount      Offering     Aggregate      Amount of
                       Be registered                             To Be       Price Per     Offering     Registration
                                                             Registered (1)   Share (2)    Price (2)        Fee
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE, ISSUABLE PURSUANT TO:
--------------------------------------------------------------------------------------------------------------------
   VALUEVISION MEDIA, INC. 2004 OMNIBUS STOCK PLAN
--------------------------------------------------------------------------------------------------------------------
      Issuable Upon Exercise of Outstanding Options           1,748,682      $12.08 (3)   $21,124,079       $2,487
--------------------------------------------------------------------------------------------------------------------
      Reserved for Future Grants                                251,318       $9.24 (4)    $2,322,178         $274
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement will also cover any additional shares of Common Stock which become issuable under the ValueVision Media, Inc. 2004 Omnibus Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)      Estimated solely for the purpose of determining the registration fee.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the weighted average per share exercise price of outstanding options granted under the plan.
(4) Computed in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933. Such computation is based on the average of the high and low prices as reported on the Nasdaq National Market on May 20, 2005.

================================================================================

                             VALUEVISION MEDIA, INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

BACKGROUND TO FILING OF S-8 REGISTRATION STATEMENT

This registration statement relates solely to the initial amount of 2,000,000 shares of common stock authorized by the Registrant's shareholders in June 2004 under the ValueVision Media, Inc. 2004 Omnibus Stock Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of ValueVision Media, Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated herein by reference and made a part hereof:

                           (1) The Annual Report on Form 10-K of the Registrant
                  for the fiscal year ended January 31, 2005 (which incorporates by reference certain portions of the Registrant's 2005 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Registrant's definitive proxy statement for its 2005 Annual Meeting of Shareholders) filed pursuant to Section 15(d) of the Exchange Act;

                           (2) All other reports filed pursuant to Section 13(a)
                  or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

                           (3) The description of the Registrant's Common Stock
                  that is contained in the Registration Statement on Form 8-A (Registration No. 0-14709) dated May 22, 1992 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the shares of Common Stock offered have been sold or that deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the "Corporation Act"). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his official capacity against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person complained of in the proceeding, are: (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith;
(c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

         The Registrant also maintains a director and officer insurance policy to cover the Registrant, its directors and its officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit

         3.1 Sixth Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended August 31, 1994, filed on September 13, 1994 (File No. 0-20243))

         3.2 Certificate of Designation of Series A Redeemable Convertible Preferred Stock (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated April 15, 1999, filed on April 29, 1999 (File No. 0-20243))

         3.3 Articles of Merger (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated May 16, 2002, filed on May 17, 2002 (File No. 0-20243))

         3.4 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended August 31, 1994, filed on September 13, 1994)

         5        Opinion of Faegre & Benson LLP, counsel for the Registrant

         10.1 ValueVision Media, Inc. 2004 Omnibus Stock Plan (incorporated herein by reference to the Registrant's Proxy Statement prepared in connection with its annual meeting of shareholders held on June 22, 2004, filed on May 19, 2004 (File No. 0-20243))

         10.2 Form of Stock Option Agreement (Employees) under ValueVision Media, Inc. 2004 Omnibus Stock Plan (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated January 14, 2005, filed on January 14, 2005 (File No. 0-20243))

         10.3 Form of Stock Option Agreement (Executive Officers) under ValueVision Media, Inc. 2004 Omnibus Stock Plan (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated January 14, 2005, filed on January 14, 2005 (File No. 0-20243))

         10.4 Form of Stock Option Agreement (Executive Officers) under ValueVision Media, Inc. 2004 Omnibus Stock Plan (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated January 14, 2005, filed on January 14, 2005 (File No. 0-20243))

         10.5 Form of Stock Option Agreement (Directors - Annual Grant) under ValueVision Media, Inc. 2004 Omnibus Stock Plan (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated January 14, 2005, filed on January 14, 2005 (File No. 0-20243))

         10.6 Form of Stock Option Agreement (Directors - Other Grants) under ValueVision Media, Inc. 2004 Omnibus Stock Plan (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated January 14, 2005, filed on January 14, 2005 (File No. 0-20243))

         23.1 Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement).

         23.2 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

         24 Powers of Attorney (included with signatures to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

A.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, State of Minnesota on the 19th day of May, 2005.

                                         VALUEVISION MEDIA, INC.


                                         By  /s/ Frank Elsenbast
                                            ------------------------------------
                                                Frank Elsenbast
                                                Vice President Finance and Chief
                                                Financial Officer

                               POWERS OF ATTORNEY

         We, the undersigned officers and directors of ValueVision Media, Inc., hereby severally constitute William J. Lansing, Frank P. Elsenbast and Nathan E. Fagre, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable ValueVision Media, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 19, 2005 by the following persons in the capacities indicated:

                                NAME                                                       TITLE
                                ----                                                       -----
/s/ William J. Lansing                                                 Chief Executive Officer, President and
-----------------------------------------------------------------      Director (Principal Executive Officer)
                         William J. Lansing

                                                                       Vice President Finance
/s/ Frank Elsenbast                                                    and Chief Financial Officer
-----------------------------------------------------------------      (Principal Financial and Accounting Officer)
                           Frank Elsenbast

/s/ Marshall S. Geller                                                 Chairman of the Board
-----------------------------------------------------------------
                         Marshall S. Geller

/s/ James J. Barnett                                                   Director
-----------------------------------------------------------------
                          James J. Barnett

/s/ John D. Buck                                                       Director
-----------------------------------------------------------------
                            John D. Buck

/s/ Ron Herman                                                         Director
-----------------------------------------------------------------
                             Ron Herman

/s/ Douglas V. Holloway                                                Director
-----------------------------------------------------------------
                         Douglas V. Holloway

/s/ Robert J. Korkowski                                                Director
-----------------------------------------------------------------
                         Robert J. Korkowski

/s/ Jay Ireland                                                        Director
-----------------------------------------------------------------
                             Jay Ireland

/s/ Allen L. Morgan                                                    Director
-----------------------------------------------------------------
                           Allen L. Morgan

                                INDEX TO EXHIBITS

       Exhibit
       -------
         3.1      Sixth Amended and Restated Articles of                     Incorporated herein by reference to
                  Incorporation of the Registrant, as amended                the Registrant's Quarterly Report on
                                                                             Form 10-QSB, for the quarter ended
                                                                             August 31, 1994, filed on September
                                                                             13, 1994 (File No. 0-20243)

         3.2      Certificate of Designation of Series A                     Incorporated herein by reference to
                  Redeemable Convertible Preferred Stock                     the Registrant's Current Report on
                                                                             Form 8-K dated April 15, 1999, filed
                                                                             on April 29, 1999 (File No. 0-20243)

         3.3      Articles of Merger                                         Incorporated herein by reference to
                                                                             the Registrant's Current Report on
                                                                             Form 8-K dated May 16, 2002, filed on
                                                                             May 17, 2002 (File No. 0-20243)

         3.4      Amended and Restated Bylaws of the Registrant              Incorporated herein by reference to
                                                                             the Registrant's Quarterly Report on
                                                                             Form 10-QSB, for the quarter ended
                                                                             August 31, 1994, filed on September
                                                                             13, 1994 (File No. 0-20243)

         5        Opinion of Faegre & Benson LLP, counsel for the            Filed Electronically
                  Registrant

         10.1     ValueVision Media, Inc. 2004 Omnibus Stock Plan            Incorporated herein by reference to
                                                                             the Registrant's Proxy Statement
                                                                             prepared in connection with its annual
                                                                             meeting of shareholders held on June
                                                                             22, 2004, filed on May 19, 2004 (File
                                                                             No. 0-20243)

         10.2     Form of Stock Option Agreement (Employees) under           Incorporated herein by reference to
                  ValueVision Media, Inc. 2004 Omnibus Stock Plan            the Registrant's Current Report on
                                                                             Form 8-K dated January 14, 2005, filed
                                                                             on January 14, 2005 (File No. 0-20243)

         10.3     Form of Stock Option Agreement (Executive                  Incorporated herein by reference to
                  Officers) under ValueVision Media, Inc. 2004               the Registrant's Current Report on
                  Omnibus Stock Plan                                         Form 8-K dated January 14, 2005, filed
                                                                             on January 14, 2005 (File No. 0-20243)

         10.4     Form of Stock Option Agreement (Executive                  Incorporated herein by reference to
                  Officers) under ValueVision Media, Inc. 2004               the Registrant's Current Report on
                  Omnibus Stock Plan                                         Form 8-K dated January 14, 2005, filed
                                                                             on January 14, 2005 (File No. 0-20243)

         10.5     Form of Stock Option Agreement (Directors - Annual         Incorporated herein by reference to
                  Grant) under ValueVision Media, Inc. 2004 Omnibus          the Registrant's Current Report on
                  Stock Plan                                                 Form 8-K dated January 14, 2005, filed
                                                                             on January 14, 2005 (File No. 0-20243)

         10.6     Form of Stock Option Agreement (Directors - Other          Incorporated herein by reference to
                  Grants) under ValueVision Media, Inc. 2004 Omnibus         the Registrant's Current Report on
                  Stock Plan                                                 Form 8-K dated January 14, 2005, filed
                                                                             on January 14, 2005 (File No. 0-20243)

         23.1     Consent of Faegre & Benson LLP                             Included in Exhibit 5 to this
                                                                             Registration Statement

         23.2     Consent of Deloitte & Touche LLP, Independent              Filed Electronically
                  Registered Public Accounting Firm

         24       Powers of Attorney                                         Included with signatures to this
                                                                             Registration Statement